Exhibit 99.1

FOR FURTHER INFORMATION:

Andrea K. Tarbox

Executive Vice President and Chief Financial Officer

847-239-8812

FOR IMMEDIATE RELEASE

Thursday, August 30, 2018

KAPSTONE PAPER AND PACKAGING CORPORATION

ANNOUNCES CASH DIVIDEND

NORTHBROOK, ILLINOIS – August 30, 2018 – KapStone Paper and Packaging Corporation (NYSE: KS) (the “Company”) today announced that its Board of Directors has approved a regular quarterly dividend of $0.10 per share payable on October 11, 2018 to stockholders of record as of September 28, 2018. Future declarations of quarterly dividends and the establishment of future record and payment dates are subject to the determination of the Company’s Board of Directors.

About the Company

Headquartered in Northbrook, Illinois, the Company is the fifth largest producer of containerboard and corrugated packaging products and is the largest kraft paper producer in the United States. The Company has four paper mills, 22 converting facilities and more than 60 distribution centers and employs approximately 6,400 people.